Date: May 11, 2005

Media Contact:
William H. Galligan
816-983-1551
william.h.galligan@kcsr.com.

KCS Announces KCSR Consent Solicitation

Kansas City, Missouri — May 11, 2005 - Kansas City Southern (“KCS”) (NYSE:KSU) today announced that its wholly owned subsidiary, The Kansas City Southern Railway Company (“KCSR”), has commenced a solicitation of consents to amend the indentures, as supplemented where applicable (the “Indentures”), under which KCSR’s outstanding 91/2% Senior Notes due 2008 (the “91/2% Notes”) and outstanding 71/2% Senior Notes due 2009 (the “71/2% Notes” and together with the 91/2% Notes, the “Notes”) were issued.

The purpose of the consent solicitation is to ensure that (i) the proposed settlement of certain disputes between TFM, S.A. de C.V. (“TFM”), Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. (“Grupo TFM”), which are both indirect subsidiaries of KCS, and the Mexican government will not be deemed a violation of the restrictive covenants relating to “Restricted Payments” or “Asset Dispositions” under the terms of the Indentures, and (ii) to further align the Indentures with the terms of certain of TFM’s debt obligations by permitting indebtedness and related liens in an amount outstanding at any time of up to $275.0 million, $225.0 million of which must be incurred by TFM and its restricted subsidiaries under TFM’s senior credit facility or an accounts receivable securitization. KCS does not know when or if a settlement of the disputes between TFM, Grupo TFM and the Mexican government will be consummated with the Mexican government.

The record date for the consent solicitation is the close of business, New York City time, on Tuesday, May 10, 2005. The consent solicitation will expire at 5:00 p.m., New York City time, on Tuesday, May 24, 2005, unless extended. KCSR is offering a consent fee of 3.75 per $1,000 original principal amount of the Notes to each holder of record as of the record date who has delivered (and has not validly revoked) a valid consent prior to the expiration of the consent solicitation. KCSR’s obligation to accept consents and pay the consent fee is conditioned, among other things, on the receipt of consents from holders of at least a majority in aggregate principal amount of Notes of each series.

For a complete statement of the terms and conditions of the consent solicitation and the amendment to the Indentures, holders of the Notes should refer to the Consent Solicitation Statement dated May 11, 2005, which is being sent to all holders of record of the Notes as of the record date. Questions from holders regarding the consent solicitation or requests for additional copies of the Consent Solicitation Statement, the Letter of Consent or other related documents should be directed to D.F. King & Co., Inc., the Information Agent for the consent solicitation, at 48 Wall Street, New York, New York, 10005 (telephone 800-714-3313) or the Solicitation Agent for the consent solicitation, Morgan Stanley & Co. Incorporated, at 1585 Broadway, New York, New York, 10036 (telephone 800-624-1808).

This announcement is not a solicitation of consent with respect to any Notes. The consent solicitation is being made solely by the Consent Solicitation Statement and related documents, dated May 11, 2005, which set forth the complete terms of the consent solicitation.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holdings include The Kansas City Southern Railway Company, founded in 1887, and The Texas-Mexican Railway Company, founded in 1885, serving the central and south central U.S. Its international holdings include a controlling interest in TFM, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50% interest in The Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’s North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Canada and Mexico.

This press release may include statements concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in the “Risk Factors” and the “Cautionary Information” sections of KCS’s Form 10-K for the most recently ended fiscal year, filed by KCS with the Securities and Exchange Commission (SEC) (Commission file no. 1-4717). KCS will not update any forward-looking statements in this press release to reflect future events or developments.